                                                                    Exhibit 23.4



                       CONSENT OF AUSTIN ASSOCIATES, INC.


We consent to the inclusion in this Registration Statement on Form S-4 of Second Bancorp Incorporated of our opinion set forth as Annex B to the Prospectus and Proxy Statement, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Prospectus and Proxy Statement under the captions "Opinion of Austin Associates, Inc."



                                                   /s/ AUSTIN ASSOCIATES, INC.
                                                   -----------------------------
                                                   Austin Associates, Inc.



Toledo, Ohio

June 24, 1998